Exhibit 10.6

                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------

         This Addendum to Employment Agreement (hereinafter "AGREEMENT") is made by and between John C. Kleinert, 48 South Franklin Turnpike, Ramsey, NJ 07446 (hereinafter "EMPLOYEE"), and Velocity Asset Management, Inc. on behalf of itself, its subsidiaries, affiliates, predecessors, successors, assigns; and their directors, officers, employees and agents (hereinafter collectively referred to as "VAMI"), with its principal place of business, 3100 Route 138 West, STE A, Wall, NJ 07719.

         WHEREAS, VAMI and EMPLOYEE have entered into an Employment Agreement, dated as of January 1, 2004 (the "Employment Agreement") and

         WHEREAS, VAMI and the EMPLOYEE desire to amend certain provisions of the Employment Agreement,

         NOW THEREFORE, for and in consideration of the mutual and respective covenants and agreements contained herein, VAMI and EMPLOYEE agree as follows:

                  1. The Employee hereby confirms that no salary has been paid to him or accrued during the period between January 1, 2004 and August 31, 2004, and EMPLOYEE hereby waives any right to the payment of such salary. Payment of salary at the rate stated in the Employment Agreement shall begin on September 1, 2004 and shall be paid bi-monthly less mandatory and authorized deductions.

                  2. Except as provided above, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHREOF, the parties have executed this ADDENDUM as of the date first above written.

VELOCITY ASSET MANAGEMENT, INC.                EMPLOYEE;

By: /s/ JAMES J. MASTRIANI                     /s/ JOHN C. KLEINERT
    -----------------------------------        ---------------------------------
    James J. Mastriani, Esq.                   John C. Kleinert
    CFO & CLO

Dated:  September 1, 2004                      Dated:   September 1, 2004